CHINA GREEN CREATIVE, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is made and entered into as of September 25, 2012 by and among China Green Creative, Inc., a Nevada corporation (the “Company”), with its principal office at 44 Wall Street, 2nd floor, New York, New York 10005, and each of the individuals executing the “Purchaser Signature Page” of this Agreement (individually a “Purchaser” and collectively, the “Purchasers”).

R E C I T A L S

A.           The Company desires to obtain financing from the Purchasers for general working capital to continue and grow its operations.

B.           To obtain such financing, the Company is offering (the “Offering”),   in accordance with the provisions of Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of up to 150,350,000 shares  of common stock, par value $0.001 per share (individually, a “Share” and collectively, the “Shares” or "Securities") at $0.01 (about RMB $0.65 ) per Share for a total of up to $1,503,500 (approximately RMB 9,772,750).

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto intending to be bound thereby, it is hereby mutually agreed as follows:

1.           PURCHASE AND SALE OF SHARES; RESTRICTIONS ON TRANSFER

1.1           Purchase and Sale of the Shares.  In reliance upon the representations and warranties of the Company and Purchasers contained herein and in the Subscription Booklet attached hereto as Exhibit A, the Regulation S Acknowledgment Form attached hereto as Exhibit B and subject to the terms and conditions set forth herein, each of the Purchasers executing this Agreement or a counterpart hereof hereby agrees to purchase from the Company, and the Company hereby agrees to sell and issue to such Purchasers, such number of Shares as specified on the Purchaser Signature Page.  The Company reserves the right (but is not obligated) to accept subscriptions for fractional Shares.

1.2           Purchase Price.  The purchase price of all 150,350,000 Shares offered hereby shall be $1,503,500 (approximately RMB 9,772,750) in the aggregate (the “Total Purchase Price”), or $0.01 per Share (the “Share Purchase Price”).  Each Purchaser shall pay a purchase price for the Shares being purchased equal to the product of multiplying (a) the total number of Shares being purchased by such Purchaser as set forth on the Purchaser Signature Page, by (b) the Share Purchase Price (the “Purchase Price”).

1.3           Recitals.  The recitals and the definitions set forth in paragraphs A and B above are incorporated herein by this reference.

1.4           Minimum Proceeds.  The Company shall hold the initial closing on such date, or as reasonably practicable thereafter  (the “Initial Closing Date”), that it sells a minimum of 50,050,000 full Shares of Common Stock ("Minimum Shares") and receives gross proceeds of not less than $500,500

(the “Minimum Proceeds”).   Pending receipt of the Minimum Proceeds on or before the Initial Closing Date, all of the proceeds of the Offering will be held in escrow by the “Escrow Agent” pursuant to the Escrow Agreement referred to in Section 2.2.2 below.  If the Minimum Proceeds from the sale of not less than  50,050,000 Shares have been received by the Escrow Agent on or before the Initial Closing Date, all further proceeds from the sale of additional Shares shall be remitted directly to a bank account designated by the Company and the Escrow Agreement shall terminate.  In the event that the Minimum Proceeds are not received by the Initial Closing Date, none of the Shares will be sold and all proceeds received will be returned by the Escrow Agent to the Purchasers who have subscribed to the Shares, without interest or deduction.   Upon the Escrow Agent’s receipt of the Minimum Proceeds, the Company will notify all Purchasers of Shares that the Escrow Agent has received the Minimum Proceeds.

1.5           Additional Closings.  Following the Initial Closing referred to in Section 2.1 below, the Company may continue to sell additional Shares at the Share Purchase Price until the earlier to occur of (a) 5:00 p.m. Eastern Daylight Time on September 30, 2012, subject to extension of such date by the Company to a date no later than October 15, 2012 (the “Final Closing Date”), or (b) such other date when all 150,350,500 Shares offered hereby (the “Maximum Offering”) are sold and the $1,503,500 maximum gross proceeds shall have been received by the Company.  The Company may hold such additional closings at any time or from time to time on or before the Final Closing Date.

1.6      Restrictions on Transfer. At the Initial Closing and at each subsequent closing to be held on or before the Final Closing Date (together with the Initial Closing, each a “Closing”), or as soon thereafter as practicable, the Company shall cause its transfer agent to issue and be delivered to the Company,  such number of shares of Common Stock as set forth on the Purchaser Signature Page to this Agreement in accordance with the payment of such Purchaser's Purchase Price.  Following such issuance, the Company shall submit a copy of the transfer agent list, certified by the transfer agent to each Purchaser, send a copy of certificate of such number of shares of Common Stock and a copy of record from the transfer agent of the Company reflecting the issuances to Purchasers.  The Purchasers hereby agree not to offer, sell, contract to sell, assign, transfer, hypothecate, gift, pledge or grant a security interest in, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, directly or indirectly) (each, a “Transfer”), any of the Shares until a date that is two years following the date of such Purchaser's respective Closing.  Due to this restriction, the Company shall submit a copy of the transfer agent list, certified by the transfer agent, to each Purchaser on the Closing Date as proof that the shares have been issued.  The Company shall release the certificates representing the Shares to the Purchasers on  the date that is two years following the date of the Purchaser's  respective Closing, or as soon thereafter as practicable, which shall in no event exceed five (5) business days after such date.

2.           CLOSINGS

2.1           Date and Time.  The initial closing of the sale of the Shares contemplated by this Agreement (“Initial Closing”) shall take place on the Initial Closing Date or such other earlier date determined by the Company and the Lender when the Minimum Proceeds shall have been received, and when all of the conditions to the Closing (as defined below) specified in this Agreement and the deliveries under Section 2.2 by the Purchasers and the Company shall have taken place.

2.2           Deliveries by Purchasers; Payment Instructions Pending Initial Closing.

2.2.1           Until completion of the Initial Closing and receipt of the Minimum Proceeds, each of the Purchasers shall deliver a completed Subscription Booklet, which includes (a) the Purchaser's Signature Page to this Agreement and (b) the Regulation S Acknowledgment Form, both of which must be signed by the Purchaser and returned to the Company.

2.2.2           Until completion of the Initial Closing and receipt of the Minimum Proceeds, each of the Purchasers shall deliver a check or wire transfer of their Purchase Price to an account maintained by Ling Ya (the “Escrow Agent”) as set forth in the Escrow Agreement dated as of September 19, 2012 and annexed hereto as Exhibit C and made a part hereof.  Following the Initial Closing, Purchasers shall deliver his/her subscription amount directly to the Company; additional instructions will be provided to any such additional Purchasers after the Initial Closing.  Each Purchaser shall either:

(a)	make their checks for payment of their Purchase Price payable to the order of “Ling Ya (China Green Creative Escrow)” and deliver or mail such check to Ling Ya (China Green Creative Escrow); or

(b)	wire payment of their Purchase Price in immediately available funds to the following account:

2.3           Deliveries by the Company.

2.3.1           At the Initial Closing and at each subsequent closing to be held on or before the Final Closing Date (together with the Initial Closing, each a “Closing”), or as soon thereafter as practicable, the Company shall cause its transfer agent to issue such number of shares of Common Stock for each Purchaser in an amount equal to such Purchaser's total Share Purchase Price and deliver such Shares to the Company and submit a copy of the transfer agent list reflecting the issuances to Purchasers and certified by the transfer agent, to each Purchaser on the Closing Date as proof that the Shares have been issued .

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As a material inducement to the Purchasers to enter into this Agreement and to purchase the Shares, the Company represents and warrants that the following statements are true and correct in all material respects as of the date hereof and will be true and correct in all material respects at each Closing, except as expressly qualified or modified herein.

3.1           Organization and Good Standing.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has full corporate power and authority to enter into and perform its obligations under this Agreement and the Escrow Agreement (collectively, the "Transaction Documents")and to own its properties and to carry on its business as presently conducted and as proposed to be conducted.  The Company is duly qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect upon the Company.

3.2           Capitalization.  The Company is authorized to issue 410,000,000 shares of capital stock, $0.001 par value per share, of which (a) 400,000,000 shares are designated as Common Stock, and (b) 10,000,000 shares are designated as preferred stock.  The board of directors of the Company is authorized to fix the rights, privileges and designations of the preferred stock which may be issued in one or more series and which may include conversion or redemption rights.  As at September 14, 2012, an aggregate of 5,000,052 shares of Common Stock are issued and outstanding, and no shares of preferred stock are issued or outstanding.  All outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid, non-assessable, and free of any preemptive rights.  There is not outstanding any other right to purchase, or any security convertible into or exchangeable for, any capital stock of the Company, including, but not limited to, options, warrants, or rights.  The Company is under no obligation (contingent or otherwise) to purchase or otherwise acquire or retire any of its capital stock.

3.3           Validity of Transactions.  This Agreement has been duly authorized, executed and delivered by the Company and is the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

3.4           No Violation.  The execution, delivery and performance of this Agreement has been duly authorized by the Company's Board of Directors and, to the extent necessary, the shareholders of the Company, will not violate any law or any order of any court or government agency applicable to the Company, as the case may be, or the Articles of Incorporation or Bylaws of the Company, and will not result in any breach of or default under, or result in the creation of any encumbrance upon any of the assets of the Company pursuant to the terms of any agreement or instrument by which the Company or any of its assets may be bound.  No approval of or filing with any governmental authority is required for the Company to enter into, execute or perform this Agreement.

3.5           Subsidiaries.  Schedule 3.5 hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of ownership of each Subsidiary. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Except as filed as exhibits to the Commission Documents (as defined below), neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary. All of the outstanding shares of capital stock of each Subsidiary has been duly authorized and validly issued, and are fully paid and nonassessable.  For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

3.6           Litigation.  There are no suits or proceedings (including without limitation, proceedings by or before any arbitrator, government commission, board, bureau or other administrative agency) pending or, to the knowledge of the Company, threatened against or affecting the Company which, if adversely determined, would have a material adverse effect on the financial condition, results of operations, prospects or business of the Company, and the Company is not subject to or in default with respect to any order, writ, injunction or decree of any federal, state, local or other governmental department.

3.7           Taxes.  The Company was established in August 2006; no tax returns have yet been filed, although the Company does not believe any taxes are due and owing.  The Company shall back file all tax returns this fiscal year.  There are no pending assessments.

3.8           Foreign Corrupt Practices; Foreign Assets Control Regulations.  Neither the sale of the Shares by the Company hereunder nor its use of the proceeds thereof will violate the Trading With the Enemy Act, as amended, or any foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating therefrom.  Neither the Company nor any director or executive officer of the Company is a person named on the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) list, nor is a person prohibited under the OFAC programs.

3.9           Solvency.  The Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets will have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured).  The Company has the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

3.10           No Investment Company.  The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” as defined under the Investment Company Act of 1940 (an “Investment Company”).  The Company is not controlled by an Investment Company.

3.11           Acknowledgment Regarding Investor’s Purchase of Shares.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of arm’s length purchasers with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that the Purchasers are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Purchasers or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to such the Purchasers’ purchase of the Shares.

3.12           No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to the Purchasers.  The issuance of the Shares will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

3.13           No Brokers.  The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby; however, the Company reserves the right to engage registered broker dealers in connection with this Agreement who may receive customary compensation for their services.

    3.14           General Solicitation.  Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Shares.

3.15           Disclosure.  All information relating to or concerning the Company set forth in the Transaction Documents  is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or exists with respect to the Company or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

4.           REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS Each Purchaser, severally and not jointly, hereby represents, warrants and covenants with the Company as follows:

4.1           Legal Power.  Each Purchaser has the requisite individual power, as appropriate, and is authorized to enter into this Agreement, to purchase the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

4.2           Due Execution.  This Agreement has been duly authorized, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of such Purchaser.

4.3           Restricted Securities.  Each Purchaser has been advised that the Securities have not been registered under the Securities Act or any other applicable securities laws and that such securities are being offered and sold pursuant to Section 4(2) of the Securities Act and/or Regulation S thereunder, and that the Company’s reliance upon Section 4(2) and Regulation S is predicated in part on each Purchaser’s representations as contained herein and in the Subscription Booklet attached hereto as Exhibit A and the Regulation S Acknowledgment Form attached hereto as Exhibit B.

4.3.1           Each Purchaser acknowledges that the Securities has not been registered under the Securities Act or the securities laws of any state and that such securities are being offered, and will be sold, pursuant to applicable exemptions from such registration for nonpublic offerings and will be issued as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act.  The Securities may not be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of the Company's counsel, an applicable exemption from registration is available.

4.3.2           If purchased pursuant to Regulation S, each Purchaser is not a U.S. Person (as defined for purposes of Regulation S) and such Purchaser is not acquiring the Securities for the account or benefit of a U. S. Person

4.3.3           If purchased pursuant to Regulation S, each such Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. Persons (other than distributors, as defined in Rule 902 of the Securities Act) unless the securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

4.3.4           Each Purchaser represents that such Purchaser is acquiring the Securities for Purchaser’s own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

4.3.5           Each Purchaser understands and acknowledges that the Securities will bear the following legend as they are being purchased pursuant to the provisions of Regulation S:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.  THE SHARES WERE ISSUED IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PURSUANT TO REGULATION S PROMULGATED UNDER IT.  THE SHARES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.  TRANSFERS OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.  FURTHER, HEDGING TRANSACTIONS WITH REGARD TO THE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

Each Purchaser acknowledges that the Securities are not liquid and are transferable only under limited conditions.  Each Purchaser acknowledges that such Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Such Purchaser is aware of the provisions of Rule 144 and Regulation S promulgated under the Securities Act, which permits limited resale of restricted securities subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of the Securities. Each Purchaser acknowledges that hedging transactions involving the Securities may not be conducted unless in compliance with the Securities Act.

4.4           Purchaser Sophistication and Ability to Bear Risk of Loss.  Each Purchaser acknowledges that he or it is able to protect his or its interests in connection with the acquisition of the Shares and can bear the economic risk of investment in such Securities without producing a material adverse change in such Purchaser’s financial condition. Each Purchaser otherwise has such knowledge and experience in financial or business matters that such Purchaser is capable of evaluating the merits and risks of the investment in the Shares.

4.5           Purchases by Groups.  Each Purchaser represents, warrants and covenants that he or it is not acquiring the Shares as part of a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

4.6           Non-Affiliate Status. Each Purchaser represents, warrants and covenants that the Purchasers are not affiliated with each other, are not related by blood or marriage and are not employed by the same entity or under common control with each other, as such terms are understood under the Securities Act.

 4.9           Suitability.  Purchaser or his or its designee(s) has (have) carefully considered and has discussed with the Purchaser’s legal, tax, accounting and financial advisors, to the extent the Purchaser has deemed necessary, the suitability of this investment and the transactions contemplated by this Agreement for the Purchaser’s particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Agreement are a suitable investment for the Purchaser. Purchaser has relied solely on such advisors and not on any statements or representations of the Company or any of its agents.  Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Subscription Agreement.

4.10           Accuracy.  This Agreement does not contain any untrue statement of a material fact or omit any material fact concerning Purchaser.

4.11           Litigation. There are no actions, suits, proceedings or investigations pending against Purchaser or Purchaser’s assets before any court or governmental agency (nor, to Purchaser’s knowledge, is there any threat thereof) which would impair in any way Purchaser’s ability to enter into and fully perform Purchaser’s commitments and obligations under this Agreement or the transactions contemplated hereby.

4.12           No Defaults.  The execution, delivery and performance of and compliance with this Agreement and the issuance of the Securities will not result in any violation of, or conflict with, or constitute a default under, any of Purchaser’s articles of incorporation, by-laws, operating agreement, partnership agreement, or trust agreement, if applicable, or any agreement to which Purchaser is a party or by which he or it is bound, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Purchaser or the Securities.  If Purchaser is an individual, Purchaser has legal capacity to execute and deliver this Agreement.

4.13           Risks of Investment.  Purchaser acknowledges that an investment in the Shares is speculative and involves a high degree of risk and that Purchaser can bear the economic risk of the purchase of the Shares, including a total loss of his or its investment.

4.14           Economic Risk.  Purchaser acknowledges and agrees that such Purchaser’s investment in the Company is reasonable in relation to Purchaser’s net worth and financial needs and Purchaser is able to bear the economic risk of losing their entire investment in the Shares.

4.15           No Governmental Review. Purchaser recognizes that neither the SEC nor any other federal, state or foreign agency has reviewed, recommended or endorsed the purchase of the Shares.

5.           CONDITIONS TO CLOSING

5.1           Conditions to Obligations of the Purchasers.  Each Purchaser's obligation to purchase the Shares at a Closing is subject to the fulfillment or waiver, at or prior to each Closing, of all of the following conditions:

5.1.1           Representations and Warranties True; Performance of Obligations.  The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects at the Closing with the same force and effect as if they had been made on and as of said date; and the Company shall have performed all obligations and conditions herein required to be performed by it on or prior to the Closing.

5.1.2           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers.

5.2           Conditions to Obligations of the Company.  The Company's obligation to issue and sell the Shares at the Initial Closing and at each subsequent Closing subject to the fulfillment to the Company's satisfaction, on or prior to such Closing, of the following conditions:

5.2.1           Representations and Warranties True.  The representations and warranties made by such Purchaser in Section 4 hereof and in the Purchaser Representation Letter shall be true and correct at the Closing with the same force and effect as if they had been made on and as of the Closing.

5.2.2           Performance of Obligations.  Such Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by them on or before the Closing, and such Purchaser shall have delivered payment to the Company in respect of its purchase of the Shares.

5.2.3           Qualifications, Legal and Investment.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.  At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which such Purchaser and the Company are subject.

5.2.4           Board Approval.  The Company’s Board of Directors shall have authorized and approved this Agreement and the issuance of the Securities pursuant to the terms and conditions set forth in this Agreement.

6.           COVENANTS OF THE COMPANY

6.1           Compliance with Law.  The Company will use its best efforts to comply with all laws, ordinances or governmental rules or regulations to which it is subject, and will use its best efforts to obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations do not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the assets, properties, business, financial condition or prospects of the Company.

6.2           Insurance.  The Company will maintain, with financially sound and reputable insurers, the current levels of insurance, including, without limitation, the casualty policies and the liability policies, with respect to its properties and business against such casualties and contingencies, of such types, on such terms as in the past.

    6.3           Maintenance of Properties.  The Company will use its best efforts to maintain, keep in force and protect its intellectual property and keep its tangible assets in good repair, working , order and condition (other than ordinary wear and tear).

6.4           Payment of Taxes and Claims.  The Company will file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a lien on properties or assets of the Company, provided that the Company need not pay any such tax or assessment or claims if the amount, applicability or validity thereof is contested by the Company on a timely basis in good faith and in appropriate proceedings, and the Company has established adequate reserves therefor in accordance with generally accepted accounting principles, consistently applied on the books of the Company.

6.5           Corporate Existence, Etc.  The Company will at all times preserve and keep in full force and effect its corporate existence.

6.6            Release of Certificates of Shares.  Upon Closing, the Company shall cause its transfer agent to issue that number of Shares representing the Total Purchase Price and the Company hereby agrees to release the certificates representing such Shares to each respective Purchaser on the date that is two years following a Closing, or as soon thereafter as practicable, which shall in no event exceed five (5) business days.

7.           MISCELLANEOUS

7.1           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New York.

7.2           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

7.3           Entire Agreement.  This Agreement and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

7.4           Separability.  In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.5           Amendment and Waiver.  Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchasers, or, to the extent such amendment affects only one Purchaser, by the Company and such individual Purchaser.  Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.

7.6           Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy, e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company:                               China Green Creative, Inc.
24/F., Unit 3 Great China International Square, No.1
Fuhua Rd., Futian District, Shenzhen
Guangdong Province, China
Attn:  Heng Hui (Billy) Chen
Facsimile: 86-755-8228-7772
Email:  billychh@gmail.com

With copies to:                                      Hunter Taubman Weiss LLP
(which shall not                                    17 State Street, 20th Floor
constitute notice)                                 New York, NY 10004
Attention: Louis Taubman, Esq.
Fax: (212) 202-6380
Email:  LTaubman@htwlaw.com

7.7           Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.8           Counterparts.  This Agreement may be executed in any number of counterparts, and it is contemplated that the parties hereto may execute different counterparts, which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth next to their names below.

COMPANY

CHINA GREEN CREATIVE, INC.

By:           /s/ Xingzhang Ye
Name:           Xingzhang Ye
Title:           CEO

Date:  September  19, 2012

PURCHASER SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned Purchaser has caused this Agreement to be executed as of the date indicated below.

$______________(approximately RMB[ ])	No. of Shares of Common Stock: _____ Shares
Purchase Price – $0.01 multiplied by Number of full Shares of Common Stock Purchased

Print or Type Name (Joint-owner)

Signature	Signature (Joint-owner)

Date	Date (Joint-owner)

Social Security Number	Social Security Number (Joint-owner)
ADDRESS:

Address	Address (Joint-owner)

_______ Joint Tenancy                                                                ______ Tenants in Common

Email, telephone number and fax number of Purchaser

Exact Name in which Securities will be registered

Dated:  September 19, 2012

Schedule 3.5

As of June 30, 2012, the details of the Company’s subsidiaries are summarized as follows:

Name	Domicile and date of incorporation	Paid-in capital	Effective ownership	Principal activities

Plenty Fame Holding, Limited (“Plenty Fame”)	British Virgin Islands (the “BVI”) January 18, 2008	$50,000	100%	Investment holding

Prospect Hong Kong Development Limited (“Prospect”)	Hong Kong Special Administrative Region (“HKSAR”) October 17, 2008	HK$10,000	100%	Investment holding

Jiangxi Jien Industries Limited (“Jiangxi Jien”)	The PRC April 8, 1997	RMB16,000,000	100%	Sale of consumer products in the PRC.

Shenzhen Jien Electronic Commerce Company Limited (“Shenzhen Jien”)	The PRC April 13, 2009	RMB3,000,000	100%	Management of regional distribution rights and provision of related services.

EXHIBIT “A”

SUBSCRIPTION BOOKLET

EXHIBIT B

REGULATION S
ACKNOWLEDGEMENT FORM

Name of Recipient:____________________________

China Green Creative, Inc.
24/F., Unit 3 Great China International Square, No.1
Fuhua Rd., Futian District, Shenzhen
Guangdong Province, China

Ladies and Gentlemen:

1.
Purchaser.  I (sometimes referred to herein as the "Purchaser") hereby agree to purchase the Securities pursuant to Regulation S from China Green Creative, Inc.  Corp., a Nevada Corporation (the "Company”), on the terms and conditions described herein.

2.
Disclosure. (a) I understand that this offering is made outside the United States and may not be made to any “U.S. person” as defined in Rule 902(k) under the Securities Act of 1933, as amended (“Securities Act”) (a “Non-U.S. Person”);  (b)  The Company may not register any transfer of the Shares not made in accordance with Regulation S of the Securities Act (“Regulation S”), pursuant to registration under the Securities Act, or pursuant to an available exemption to registration; provided, however, that if the Securities are in bearer form or foreign law prevents the Company from refusing to register the Securities transfers, other reasonable procedures are implemented to prevent any transfer of the Securities not made in accordance with the Provisions of Regulation S.

3.	Purchaser Representations and Warranties. I acknowledge, represent and warrant to, and agree with, the Company as follows:

(a)
(i) my principal address is outside the United States, (ii) I was located outside the United States at the time any offer to buy the Share(s) was made to me and at the time that the buy order was originated by me, and (iii) I am not a “U.S. person” (as defined in Rule 902(k) under the Securities Act;

(b)
Any purchase of the Share(s) by me will be for my own account or for the account of one or more other Non U.S. Persons located outside of the United States at the time any offer to buy the Securities was made and at the time that the buy order was originated by me;

(c)
I and any accounts for which I am acting are acquiring the Share(s) for investment purposes and not with a view to distribution thereof or with any present intention of offering or selling any of the Share(s) in violation of the Securities Act;

(d)	I will not engage in hedging transactions involving the Share(s) unless in compliance with the Securities Act;
(e)
I  understand that the Share(s) are being offered in a transaction not involving  any public offering within the United States within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act and that the Securities will bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.  THE SHARES WERE ISSUED IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PURSUANT TO REGULATION S PROMULGATED UNDER IT.  THE SHARES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.  TRANSFERS OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.  FURTHER, HEDGING TRANSACTIONS WITH REGARD TO THE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(f)
I agree to resell the Share(s) and the shares of common stock underlying the Share(s) only in accordance with the provisions of Regulation S pursuant to registration under the Securities Act, or pursuant to an available exemption from registration;

(g)
I acknowledge that you, the Company and others will rely upon my confirmation, acknowledgments and agreements set forth herein and I agree to notify you promptly if any of my representations or warranties herein cease to be accurate and complete; and

(h)
I understand that the Company is entitled to rely upon this Acknowledgment and is irrevocably authorized to produce this Acknowledgment or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Date:

__________________________
Recipient Signature

___________________________
Recipient Name (Please print)

EXHIBIT “C”

Form of Escrow Agreement